Exhibit 99.1

COMPROMISO PREVIO DE FUSIÓN

celebrado entre

TELECOM ARGENTINA S.A.

(como Sociedad Absorbente)

y

CABLEVISION S.A.

(como Sociedad Absorbida)

30 de junio de 2017

COMPROMISO PREVIO DE FUSIÓN

El presente COMPROMISO PREVIO DE FUSIÓN se celebra el 30 de junio de 2017 entre:

(1)         Telecom Argentina S.A. (“Telecom Argentina” o, la “Sociedad Absorbente”), con domicilio en la Avda. Alicia Moreau de Justo 50, piso 13, de la Ciudad Autónoma de Buenos Aires;

(2)         Cablevisión S.A. (“Cablevisión” o, la “Sociedad Absorbida”), con domicilio en la Avda. General Hornos 690 de la Ciudad Autónoma de Buenos Aires y, junto con Telecom Argentina, las “Partes” y cada una de ellas individualmente, una “Parte”.

CONSIDERANDO:

(a)         Que la actividad principal de Telecom Argentina es la prestación, por cuenta propia o de terceros o asociada con terceros, de Servicios TIC (tal como se los define más abajo), sean servicios de telecomunicaciones fijos, móviles, alámbricos, inalámbricos, nacionales o internacionales, con o sin infraestructura propia, servicios de valor agregado (incluyendo acceso a internet) y servicios de transmisión de datos en el marco de las respectivas licencias, y su objeto social incluye la prestación de Servicios de Comunicación Audiovisual (tal como se define más abajo). Asimismo, Telecom Argentina también desarrolla actividad como sociedad inversora.

(b)         Que la actividad principal de Cablevisión consiste también en la prestación de los Servicios TIC que se encuentran registrados en la Licencia única Argentina Digital de la que resulta titular conforme Resolución N° 1359/2016 , entre otros y principalmente, la explotación del Servicio de Televisión por Suscripción por vínculo físico y por vínculo radioeléctrico y el Servicio de Transmisión de Datos, como así también otros servicios de telecomunicaciones fijos, móviles, alámbricos e inalámbricos, nacionales e internacionales, dentro de los cuales se destacan también los Servicios de Valor Agregado (incluyendo acceso a internet), Telefonía y Trunking (este último se presta a través de su subsidiaria Nextel, en proceso de fusión por absorción con Cablevisión) y el Servicio de Comunicaciones Móviles Avanzadas a través de una red a desplegar por parte de ésta, incluyendo su objeto social la posibilidad de explotar Servicios de Comunicación Audiovisual. Asimismo, Cablevisión también desarrolla actividad como sociedad inversora.

(c)          Que hoy en día se constata, tanto en el plano nacional como en el internacional, una tendencia a la convergencia tecnológica entre medios y telecomunicaciones de las distintas modalidades separadas o independientes de prestación de servicios de transmisión de voz, datos, sonido e imagen, tanto fijos como inalámbricos, en un único producto o series de productos a proveer a los usuarios como un todo (los “Productos de Convergencia”) para beneficio de los usuarios y consumidores de dichos múltiples servicios individuales.

(d)         Que con fecha 1° de enero de 2018 se habrá cumplido el plazo dispuesto por los Decretos N° 267/15 y 1340/16 para el levantamiento de la restricción que aplica exclusivamente sobre los prestadores del Servicio Básico Telefónico cuya licencia ha sido concedida en los términos del Decreto Nº 62/90 y de los puntos 1 y 2 del artículo 5 del Decreto N° 264/98, así como los del Servicio de Telefonía Móvil con licencia otorgada conforme el pliego de bases y condiciones aprobado por Resolución del entonces Ministerio de Economía y Obras y Servicios Públicos Nº 575/93 y ratificado por Decreto Nº 1.461/93, entre éstos Telecom Argentina y Telecom Personal, para integrar en su oferta de servicios de telecomunicaciones, el Servicio de Televisión por Suscripción mediante vinculo físico y/o vínculo radioeléctrico.

(e)          Que a fines de ofrecer Productos de Convergencia a sus respectivos clientes, las Partes han considerado que sus respectivas estructuras operativas y técnicas son altamente complementarias y podrían ser optimizadas mediante una consolidación estructural, logrando sinergias y eficiencias en el desarrollo de los Productos de Convergencia que demandará el mercado a medida que se levanten las restricciones regulatorias.

(f)           Que las Partes consideran que dicha consolidación estructural podrá lograrse mediante la realización de un proceso de fusión en los términos de lo prescripto por la Ley General de Sociedades (la “LGS”).

(g)          Que tanto Telecom Argentina como Cablevisión son sociedades admitidas al régimen de oferta pública en Argentina sujetas a un régimen exhaustivo de información con niveles de información anual, trimestral y urgente e inmediata en caso de producirse hechos relevantes que puedan afectar la cotización de sus títulos valores, de conformidad con las normas de la Comisión Nacional de Valores razón por la cual, cada una de las Partes dispone de información pública respecto de la otra que permite llevar adelante la preparación y confección de la documentación de la Fusión (tal como se define más adelante) en los mismos términos de transparencia que los existentes para los inversores en las sociedades involucradas; y

(h)         Que luego de haber analizado los términos en que podría llevarse adelante dicha fusión, las Partes desean emprender el proceso societario y regulatorio correspondiente.

POR LO TANTO, las Partes acuerdan suscribir el presente COMPROMISO PREVIO DE FUSIÓN, ad referéndum de las respectivas aprobaciones asamblearias de Telecom Argentina y Cablevisión conforme a lo dispuesto por el art. 83 y siguientes de la LGS, las Normas de la Comisión Nacional de Valores y los demás términos y condiciones previstas en el presente.

Artículo Primero. DEFINICIONES.

Los siguientes términos utilizados con su primera letra en mayúscula tendrán el significado que se les asigna a continuación, salvo que su utilización en mayúscula obedezca exclusivamente a la regla gramatical que indica su uso en mayúscula al iniciar una oración o se trate de un nombre propio:

“Acción Clase A de CV”: significa cada una de las 96.006 acciones escriturales, ordinarias, Clase “A” de un voto por acción y diez mil Pesos de valor nominal cada una emitidas por Cablevisión representativas del 80,005% de su capital social, que no se encuentran listadas ni en ByMA ni en ninguna otra bolsa o mercado del país o del exterior.

“Acción Clase B de CV”: significa cada una de las 23.994 acciones escriturales, ordinarias, Clase “B” de un voto por acción y diez mil Pesos de valor nominal cada una emitidas por Cablevisión representativas del 19,995% de su capital social, que no se encuentran listadas ni en ByMA ni en ninguna otra bolsa o mercado del país o del exterior.

“Acción Clase A de Telecom Argentina”: significa cada una de las 502.034.299 acciones escriturales, ordinarias, Clase “A” de un voto por acción y un Peso de valor nominal cada una emitidas a la fecha por Telecom Argentina, con cotización originalmente autorizada en la Bolsa de Comercio de Buenos Aires, pero sin negociación efectiva en el mercado de valores hasta la fecha.

“Acción Clase B de Telecom Argentina”: significa cada una de las 482.111.931 acciones escriturales, ordinarias, Clase “B” de un voto por acción y un Peso de valor nominal cada una, emitidas a la fecha por Telecom Argentina que se encuentran listadas en ByMA y de las cuales 15.221.373 son acciones propias en cartera.

“Acción Clase D de Telecom Argentina”: significa cada una de las acciones escriturales, ordinarias, Clase “D”, de un voto por acción y un Peso de valor nominal, convertibles en Acciones Clase B, a ser emitidas por Telecom Argentina por efecto de la Fusión.

“Acuerdo de Asistencia Técnica”: significa el acuerdo de asistencia técnica suscripto entre Cablevisión y CVH con fecha mayo de 2017.

“Acuerdo Definitivo de Fusión”: significa el acuerdo definitivo de fusión a ser suscripto por Telecom Argentina y Cablevisión a efectos de implementar la presente Fusión, de conformidad con los términos de los artículos 82, 83 y subsiguientes de la LGS y las disposiciones del presente Compromiso.

“Asamblea Ordinaria y Extraordinaria de Telecom Argentina”: significa una asamblea ordinaria y extraordinaria a ser convocada por Telecom Argentina para la aprobación del presente Compromiso Previo de Fusión.

“Asamblea Extraordinaria de Cablevisión”: significa una asamblea extraordinaria a ser convocada por Cablevisión para la aprobación de los términos del presente Compromiso Previo de Fusión a celebrarse en los términos del artículo 244 de la LGS.

“Autorización ENACOM”: significa una resolución dictada por el ENACOM autorizando: i) la Fusión y ii) la registración bajo la Licencia Única Argentina Digital de titularidad de Telecom Argentina de los registros, recursos, asignaciones, habilitaciones, frecuencias y autorizaciones de titularidad de Cablevisión y/o de las sociedades absorbidas por esta última.

“Aviso”: significa el aviso a ser publicado por Telecom Argentina y Cablevisión de conformidad con el artículo 83 de la LGS a efectos del ejercicio de los Derechos de Oposición de los respectivos acreedores de las mismas.

“ByMA”: significa Bolsas y Mercados Argentinos, el mercado de valores continuador, desde abril de 2017, de las operaciones de Mercado de Valores de Buenos Aires S.A.

“Compromiso” o “Compromiso Previo de Fusión”: significa el presente compromiso previo de fusión.

“CVH”: significa Cablevisión Holding S.A., la sociedad titular de 34.425 Acciones Clase A de CV y 6.782 Acciones Clase B de CV.

“Decreto 267/15”: significa el Decreto de Necesidad y Urgencia Nro. 267 dictado el 29 de diciembre de 2015.

“Decreto 1340/16”: significa el Decreto Nro. 1340 dictado el 30 de diciembre de 2016, modificatorio del Decreto 267/15.

“Derechos de Oposición”: significa los derechos previstos en el artículo 83 de la LGS para que dentro de los 15 días siguientes contados a partir del día siguiente a la última publicación del Aviso realizado por las sociedades intervinientes en la Fusión los acreedores de causa o título anterior de las sociedades puedan oponerse a la misma.

“EBITDA”: significa respecto de una persona y para el período en el que se realice la determinación, sus ventas menos costo de ventas, gastos de comercialización y administración, (excluyendo amortizaciones y depreciaciones), o lo que es lo mismo: la utilidad de la explotación antes de depreciaciones y amortizaciones, todo determinado de conformidad con Normas Internacionales de Información Financiera (“NIIF”) y tal como se refleje en los respectivos estados financieros para el período en cuestión, según sean de Cablevisión o Telecom Argentina, respectivamente.

“ENACOM”: significa el Ente Nacional de Comunicaciones en su carácter de autoridad de aplicación de la Ley Nro. 27.078 de Argentina Digital y Servicios de la Información y las Comunicaciones.

“Estados Financieros Consolidados Especiales de Fusión”: significa los estados financieros consolidados especiales de fusión de Telecom Argentina y Cablevisión al 31 de marzo de 2017 que se adjuntan como Anexo II y que fueran preparados sobre la base de los Estados Financieros Individuales Especiales de Fusión de cada una de dichas compañías.

“Estados Financieros Individuales Especiales de Fusión”: significa los estados financieros individuales especiales de fusión preparados para Telecom Argentina y Cablevisión al 31 de marzo de 2017 que se adjuntan como Anexos I-A y I-B del presente Compromiso.

“Fintech Media”: Significa Fintech Media LLC, la sociedad titular de 17.212 Acciones Clase B de CV.

“Nuevas Acciones”: significa la cantidad de 1.184.528.406 nuevas acciones ordinarias, escriturales, de un peso valor nominal y un voto por acción, que corresponde emitir por parte de Telecom Argentina por efecto de la Fusión para ser entregadas a los accionistas de Cablevisión, bajo la forma de Acciones Clase A de Telecom Argentina o Acciones Clase D de Telecom Argentina, según corresponda, de conformidad con la Relación de Cambio que se establece en el presente y los restantes términos del presente Compromiso Previo de Fusión.

“Obligaciones Negociables de Cablevisión”: significa las obligaciones negociables Clase A emitidas por Cablevisión por un valor nominal inicial de US$500.000.000 actualmente en circulación y con vencimiento el 15 de junio de 2021.

“Reorganización Societaria de Telecom”: significa la fusión por absorción de Nortel Inversora S.A., Sofora Telecomunicaciones S.A. y Telecom Personal S.A. por Telecom Argentina en su carácter de sociedad absorbente conforme se describe en el correspondiente prospecto de fusión de Telecom Argentina de fecha 11 de mayo de 2017 publicado en la Autopista de Información Financiera de la Comisión Nacional de Valores.

“Servicios de Comunicación Audiovisual”: significa los servicios de comunicación audiovisual regulados bajo la Ley Nro. 26.522, sus modificatorias y normas reglamentarias.

“Servicios TIC”: significa los servicios de tecnologías de la información y las comunicaciones regulados bajo la Ley Nro. 27.078, sus modificatorias y normas reglamentarias.

“VLG”: significa VLG Argentina LLC, la sociedad titular de 61.581 Acciones Clase A de CV.

Artículo Segundo. Fusión.

Por el presente, las Partes acuerdan la fusión por absorción de Cablevisión, como Sociedad Absorbida, por parte de Telecom Argentina como Sociedad Absorbente, de conformidad y con sujeción a los términos de los arts. 82 y 83 de la LGS, y con el encuadramiento fiscal previsto en los artículos 77 y ss. de la ley 20.628 del Impuesto a las Ganancias y art. 105 del Decreto Nº1344/1998 reglamentario de la Ley de Impuesto a las Ganancias, y los términos del presente Compromiso Previo de Fusión, todo esto ad referéndum de la aprobación de sus respectivas asambleas de accionistas y sujeto a las aprobaciones regulatorias y demás condiciones que se detallan en el artículo Séptimo del presente y con efecto a la Fecha Efectiva de Fusión (tal como se define en dicho artículo Séptimo) (en adelante, la “Fusión”).

Artículo Tercero. Efectos Generales de la Fusión.

Como consecuencia de la Fusión acordada en el artículo Segundo y con efecto a la Fecha Efectiva de Fusión: (i) el patrimonio de la Sociedad Absorbida se transferirá íntegramente a la Sociedad Absorbente adquiriendo en consecuencia Telecom Argentina, la titularidad de todos los bienes, derechos, obligaciones y responsabilidades de cualquier naturaleza de titularidad de Cablevisión incluyendo (a) aquellos derechos y obligaciones que, por cualquier razón, no se hayan incorporado en el Estado Financiero Individual Especial de Fusión, entre los que deben computarse aquellos derechos, bienes u obligaciones surgidos o conocidos con posterioridad a la fecha de cierre de dicho Estado Financiero Individual Especial de Fusión como consecuencia de hechos o actividades anteriores a la fecha de cierre de los mismos; (b) aquellos derechos y obligaciones de la Sociedad Absorbida derivados de las relaciones con su respectivo personal, los cuales pasarán a depender directamente de Telecom Argentina, respetándose su antigüedad, beneficios y demás derechos adquiridos; y (c) las licencias, registros, recursos, asignaciones, habilitaciones y autorizaciones de titularidad de Cablevisión y/o de las sociedades absorbidas por esta última y/o permisos de cualquier tipo; (ii) Telecom Argentina será la sociedad continuadora de todas las actividades, operaciones, activos, pasivos, derechos y obligaciones de Cablevisión a la Fecha Efectiva de Fusión así como las que pudieren sobrevenir por actuaciones anteriores o posteriores a la misma; (iii) Cablevisión se disolverá anticipadamente sin liquidarse; (iv) Telecom Argentina aumentará su capital social y modificará sus estatutos de conformidad con los términos previstos en el Anexo IV del presente; y (v) los tenedores de acciones de Cablevisión serán considerados accionistas de

Telecom Argentina a partir de la Fecha Efectiva de la Fusión, incluyendo el ejercicio de sus derechos económicos y políticos en la medida de la Relación de Cambio previstas en el presente Compromiso.

Artículo Cuarto. Reforma de Estatutos de Telecom Argentina. Nueva Estructura Accionaria.

De conformidad con los términos de la Fusión, Telecom Argentina modificará sus Estatutos en los términos previstos en el Anexo IV del presente. Asimismo, como consecuencia de la Fusión y tomando en cuenta la Relación de Cambio propuesta, Telecom Argentina deberá aumentar su capital social en la suma de Pesos 1.184.528.406. Consecuentemente, Telecom Argentina deberá emitir 1.184.528.406 acciones ordinarias, escriturales, de un peso valor nominal y un voto por acción (menos las que puedan corresponder por liquidación de fracciones en efectivo), de las cuales, y tomando en consideración las tenencias a la fecha del presente directas e indirectas de Fintech Media y CVH en Cablevisión:  (i) 473.836.040 serán Acciones Clase A de Telecom Argentina y (ii) 710.692.366 serán Acciones Clase D de Telecom Argentina; las que serán entregadas a los accionistas de Cablevisión de conformidad con la Relación de Cambio y demás términos del presente. Tanto las Acciones Clase A de Telecom Argentina como las Acciones Clase D de Telecom Argentina que se entreguen a los accionistas de Cablevisión serán libremente convertibles en acciones Clase B de Telecom Argentina y tendrán ciertos derechos de mayorías especiales para la aprobación de los temas que se detallan en el proyecto de Reforma de Estatutos de Telecom Argentina que se adjunta como Anexo IV. Estas modificaciones que se introduzcan a los Estatutos de Telecom Argentina tendrán efectividad a la Fecha Efectiva de Fusión.

Artículo Quinto. Relación de Cambio de Acciones.

1.             Relación de Cambio. Las Partes han acordado proponer a sus respectivas asambleas de accionistas la siguiente relación de cambio de acciones ordinarias de Cablevisión por acciones ordinarias de Telecom Argentina: 1 acción ordinaria de Cablevisión (ya sea una Acción Clase A de Cablevisión o una Acción Clase B de Cablevisión) por cada 9.871,07005 Nuevas Acciones de Telecom Argentina, según corresponda de conformidad con los términos del presente (la “Relación de Cambio”). A tal fin se ha tomado en cuenta para Telecom Argentina una cantidad de acciones en circulación de 969.159.605 acciones (excluyendo las 15.221.373 Acciones Clase B de Telecom Argentina recompradas y mantenidas en cartera por Telecom Argentina) y para Cablevisión la cantidad de 120.000 acciones en circulación. Las fracciones o decimales de acciones resultantes del canje a cada accionista serán abonadas en efectivo en la sede social de Telecom Argentina en el día y hora que oportunamente se indiquen para el canje de acciones. La liquidación de las fracciones se efectuará siguiendo el procedimiento establecido por la normativa aplicable.

2.              Mecanismo de Determinación de la Relación de Cambio. Valuaciones.

La Relación de Cambio propuesta ha sido determinada por las Partes sujeta a la aprobación de sus respectivas asambleas de accionistas, tomando en consideración, entre otros aspectos, los rangos de valor resultantes de la aplicación de los siguientes métodos de valuación a ambas sociedades: a) el valor actual neto de los flujos de fondos descontados de cada sociedad; b) los múltiplos de valuación de empresas comparables; y c) el valor de mercado de negociación de las Acciones Clase B de Telecom Argentina y de las acciones de Cablevisión, tomando para las acciones de Cablevisión su valor implícito de negociación incorporado en los valores de negociación en el mercado de las Acciones Clase B de Grupo Clarín S.A. (la antecesora de CVH) como sociedad controlante de Cablevisión. En el Anexo III del presente se expone el mecanismo de cálculo de la Relación de Cambio.

La Relación de Cambio fue considerada razonable (fair), desde el punto de vista financiero, a la fecha de la respectiva opinión y de acuerdo con sus términos, por dos valuadores profesionales no relacionados con ninguna de las sociedades involucradas. A esos efectos, Telecom Argentina contrató a JP Morgan Securities LLC y Cablevisión contrató a LionTree Advisors LLC, dos firmas de primer nivel internacional con experiencia comprobada en operaciones de fusión y también con alta especialización en la industria de Servicios TIC (los “Valuadores Independientes”), cada uno de los cuales emitió su respectivo Informe de Razonabilidad de la Relación de Cambio (“Fairness Opinion”) para su consideración por el Directorio de Telecom Argentina, en el caso de JP Morgan Securities LLC y por el Directorio de Cablevisión en el caso de LionTree Advisors LLC .

A efectos de emitir sus Informes de Razonabilidad de la Relación de Cambio, los Valuadores Independientes aplicaron respectivamente los métodos de valuación que cada uno de ellos generalmente aplica en procedimientos similares al presente, incluyendo, entre otros, los métodos mencionados en los puntos a) a c) del primer párrafo de este apartado.

3.             Atribución de Acciones por Relación de Cambio. De conformidad con la Relación de Cambio, las Partes han acordado proponer a sus accionistas que las Nuevas Acciones a emitir por Telecom Argentina sean atribuidas a los titulares de acciones ordinarias de Cablevisión conforme al siguiente detalle:

a.              Fintech Media: conforme la Relación de Cambio a Fintech Media le corresponderían 169.900.857,70 acciones, por lo cual las Partes han propuesto que se le entreguen, 169.900.858 Nuevas

Acciones Clase A de Telecom Argentina a cambio de 17.212 acciones Clase B emitidas por Cablevisión de su titularidad;

b.              CVH: conforme la Relación de Cambio a CVH le corresponderían 406.757.183,55 acciones por lo cual las Partes han propuesto que se le entreguen, 406.757.183 Nuevas Acciones Clase D a cambio de 41.207 acciones ( 34.425 Acciones Clase A de CV y 6.782 Acciones Clase B de CV) emitidas por Cablevisión de su titularidad;

c.               VLG: conforme la Relación de Cambio a VLG le corresponderían 607.870.364,75 acciones, por lo cual las Partes han propuesto que se le entreguen en total 607.870.364 Nuevas Acciones a cambio de 61.581 Acciones Clase A emitidas por Cablevisión de su titularidad. Dichas nuevas acciones ordinarias emitidas por Telecom Argentina serán entregadas a VLG en una proporción de Nuevas Acciones Clase A y de Nuevas Acciones Clase D equivalente a la proporción de las tenencias que Fintech Media y CVH mantengan en VLG a la Fecha Efectiva de Fusión.

4.             Ajustes de la Relación de Cambio. (a) Las Partes han acordado permitir que tanto Telecom Argentina como Cablevisión puedan distribuir dividendos en efectivo a sus respectivos accionistas con anterioridad a la Fecha Efectiva de Fusión, previéndose el ajuste de la Relación de Cambio en función de cualquier distribución o distribuciones de dividendos en efectivo realizadas a partir de la fecha del presente Compromiso Previo de Fusión y con anterioridad a la Fecha Efectiva de Fusión de conformidad con los siguientes términos: i) a los efectos del cálculo de los ajustes a la Relación de Cambio se tomarán como referencia los siguientes valores por acción proporcionales a la Relación de Cambio: US$ 5,1591 por cada acción en circulación para Telecom Argentina y US$ 50.925,93 por cada acción en circulación para Cablevisión; (ii) el antes mencionado valor de referencia por acción en dólares estadounidenses a ser tomado en cuenta para calcular los ajustes a la Relación de Cambio de la sociedad que haga efectivo el pago de dividendos será reducido en un monto igual al monto en dólares estadounidenses por acción correspondiente al dividendo que se haya pagado y se volverá a calcular la Relación de Cambio tomando en cuenta dicho menor valor de referencia por acción de la sociedad que haya pagado el dividendo. En caso que los dividendos sean pagados en Pesos, el valor en dólares de dicho dividendo será calculado tomando en cuenta el tipo de cambio mayorista de conformidad con la Comunicación A-3500 del Banco Central de la República Argentina que haya sido publicado para el cierre de operaciones de la fecha inmediatamente anterior a la fecha en la cual el dividendo correspondiente haya sido puesto a disposición en Argentina; (b) en caso que ocurriera cualquier hecho extraordinario que altere sustancialmente el curso de los negocios de una o ambas sociedades antes de la Fecha Efectiva de Fusión, las Partes tomarán nota de dicho hecho y sus efectos y acordarán los ajustes que puedan corresponder a la Relación de Cambio, (c) no se tomará como causal de ajuste de la Relación de Cambio cualquier distribución de dividendos anticipada o definitiva que puedan realizar Nortel Inversora S.A. o Sofora Telecomunicaciones S.A. antes de su fusión por absorción en Telecom Argentina ni aún en el caso que dichas distribuciones efectuadas por Nortel Inversora S.A. o Sofora Telecomunicaciones S.A. sean luego conformadas por Telecom Argentina, (d) no se tomará como causal de ajuste de la Relación de Cambio (i) el pago de la segunda cuota por un monto de hasta US$ 50.000.000 (dólares estadounidenses cincuenta millones) de los dividendos declarados por la asamblea anual ordinaria y extraordinaria de accionistas de Cablevisión de fecha 30 de marzo de 2017 los que  serán pagados con posterioridad a la fecha del presente; y (ii) un monto de hasta US$ 50.000.000 de dividendos que Telecom Argentina podrá declarar y pagar en cualquier momento antes de la Fecha Efectiva de la Fusión.

Artículo Sexto. Aumento de Capital de Telecom Argentina.

Por efecto de la Fusión y de conformidad con la Relación de Cambio propuesta, Telecom Argentina realizará un aumento de capital de Pesos un mil ciento ochenta y cuatro millones quinientos veintiocho mil cuatrocientos seis ($ 1.184.528.406) y emitirá en la Fecha Efectiva de Fusión un total de 1.184.528.406 Nuevas Acciones. Consecuentemente, el capital social de Telecom Argentina, luego de la Fecha Efectiva de Fusión, ascenderá a la suma de $2.168.909.384 o la que resulte de los ajustes a la Relación de Cambio que pudieran corresponder.

Artículo Séptimo. Fecha Efectiva de Fusión y condiciones precedentes.

La presente Fusión se acuerda con efecto a partir de la 0:00 horas del día en que los Presidentes de los Directorios de las Partes (en adelante, la “Fecha Efectiva de Fusión”), suscriban un acta de traspaso de las operaciones en la que se deje constancia de que: (i) Telecom Argentina ha acondicionado sus sistemas técnico-operativos para asumir las operaciones y actividades de Cablevisión; y (ii) que en esa Fecha Efectiva de Fusión se concreta el traspaso de las operaciones y actividades de la Sociedad Absorbida a Telecom Argentina por haberse cumplido todas las siguientes condiciones a las que está sujeta la Fusión:

1)             Que se haya suscripto el Acuerdo Definitivo de Fusión; y

2)             Que se haya obtenido la Autorización ENACOM.

A partir de la Fecha Efectiva de Fusión, Telecom Argentina continuará con las operaciones de la Sociedad Absorbida, generando los correspondientes efectos operativos, contables e impositivos. A esa fecha se considerarán incorporados al patrimonio de Telecom Argentina, en su calidad de Sociedad Absorbente y continuadora, todos los activos y pasivos incluidos bienes registrables, derechos y obligaciones pertenecientes a Cablevisión como Sociedad Absorbida.

Artículo Octavo. Motivos y Finalidades de la Fusión.

De conformidad con lo dispuesto en el inciso 1, punto a), del artículo 83 de la LGS, las Partes manifiestan que la Fusión acordada en el presente Compromiso se realiza a fin de posibilitar que las mismas puedan ofrecer en forma eficiente, y con la mayor celeridad que sea posible, Productos de Convergencia de conformidad con las normas aplicables.

Artículo Noveno. Documentación Contable. Estados Financieros Individuales Especiales de Fusión y Estados Financieros Consolidados Especiales de Fusión. Declaraciones de las Partes.

(a)         Los siguientes documentos forman parte del presente Compromiso: (i) los Estados Financieros Individuales Especiales de Fusión de Telecom Argentina y Cablevisión al 31 de marzo de 2017, que se adjuntan como Anexos I (A) y I (B) al presente Compromiso, respectivamente; (ii) los Estados Financieros Consolidados Especiales de Fusión al 31 de marzo de 2017, que se adjuntan como Anexo II al presente; (iii) el mecanismo de cálculo de las Relaciones de Cambio adjunto como Anexo III; (iv) Proyecto de Reforma de Estatutos de Telecom Argentina adjunto como Anexo IV; y (v) Listado de Transacciones con Partes Relacionadas de Cablevisión (Anexo V). La documentación contable mencionada en los Anexos I (A) y I (B) y II fue confeccionada por los administradores de las Partes sobre bases y criterios de valuación homogéneos, firmados por sus respectivos representantes legales, con informe de las respectivas Comisiones Fiscalizadoras y certificados por contador público matriculado. En particular los Estados Financieros Individuales Especiales de Fusión de Telecom Argentina y Cablevisión al 31 de marzo de 2017 cuentan con dictámenes de los Auditores Externos Independientes, conforme las normas de auditoría vigentes. Los Estados Financieros Consolidados Especiales de Fusión al 31 de marzo de 2017 cuentan con informe de los Auditores Externos Independientes, en cumplimiento de lo requerido por la Comisión Nacional de Valores. Todos los Anexos serán puestos a disposición de los accionistas y, oportunamente, los estados financieros se transcribirán en los libros sociales respectivos.

(b)         Cablevisión realiza las siguientes declaraciones a Telecom Argentina a la fecha de firma del presente Compromiso Previo de Fusión:

a.              El capital social de Cablevisión es de Pesos 1.200.000.000 y está representado en 96.006 acciones Clase A de valor nominal diez mil pesos y un voto por acción y 23.994 acciones Clase B de valor nominal diez mil pesos y un voto por acción. Todas las acciones que representan su capital se encuentran totalmente suscriptas e integradas y no están sujetas a ningún derecho real de garantía; no existen aportes irrevocables a cuenta de futuras suscripciones de acciones pendientes de capitalización ni tampoco existen opciones, warrants, títulos convertibles o canjeables por acciones ni ningún derecho de terceros a reclamar la emisión de nuevas acciones de ninguna clase de Cablevisión;

b.              Cablevisión es una sociedad anónima regularmente constituida e inscripta ante la Inspección General de Justicia y tiene capacidad para suscribir el presente Compromiso Previo de Fusión y llevar adelante la Fusión en los términos previstos en el presente Compromiso Previo de Fusión; la suscripción del presente Compromiso Previo de Fusión ha sido aprobada por el Directorio de Cablevisión en su reunión de fecha 30 de junio de 2017;

c.               los Estados Financieros Individuales Especiales de Fusión de Cablevisión al 31 de marzo de 2017 reflejan razonablemente la situación económica financiera de Cablevisión y han sido auditados por Price Waterhouse & Co. Desde la fecha de esos estados financieros, no han ocurrido hechos que pudieran causar un cambio adverso significativo en la situación económico financiera de Cablevisión o en el resultado de sus operaciones; no existen pasivos significativos que debieran haber sido reflejados en dichos estados financieros y que no hayan sido así reflejados o que no estén debidamente previsionados de conformidad con las normas contables aplicables;

d.              la información de carácter público presentada por Cablevisión ante la Comisión Nacional de Valores y disponible en el sitio de internet de esa Comisión no presenta ninguna manifestación falsa respecto de cualquier hecho significativo ni omite informar cualquier hecho significativo necesario para que dicha información, a la luz de las circunstancias en las cuales fue presentada, no sea engañosa;

e.               excepto por las transacciones que se describen en los estados financieros trimestrales de Cablevisión al 31 de marzo de 2017 y en el Anexo V del presente, no existen otros contratos con partes relacionadas que puedan ser transferidos a Telecom Argentina por efecto de la Fusión.

f.                ha recibido una Fairness Opinion de parte de LionTree Advisors LLC que considera que la Relación de Cambio es razonable (fair).

(c)          Telecom Argentina realiza las siguientes declaraciones a Cablevisión a la fecha de firma del presente Compromiso Previo de Fusión:

a.              El capital social de Telecom Argentina es de $ 984.380.978 y está representado por 502.034.299 Acciones Clase A de valor nominal un peso y un voto por acción; 482.111.931 Acciones Clase B de valor nominal un peso y un voto por acción; y 234.748 Acciones Clase C de valor nominal un peso y un voto por acción. Del total de acciones representativas del capital social, 15.221.373 Acciones Clase B han sido recompradas por Telecom Argentina y se mantienen en cartera, con lo cual las acciones en circulación sobre la base de las cuales se ha realizado el cálculo de la Relación de Cambio ascienden a 969.159.605. Todas las acciones que representan su capital se encuentran totalmente suscriptas e integradas y no están sujetas a ningún derecho real de garantía; no existen aportes irrevocables a cuenta de futuras suscripciones de acciones pendientes de capitalización ni tampoco existen opciones, warrants, títulos convertibles o canjeables por acciones ni ningún derecho de terceros a reclamar la emisión de nuevas acciones de ninguna clase de Telecom Argentina;

b.              Telecom Argentina es una sociedad anónima regularmente constituida e inscripta ante la Inspección General de Justicia y tiene capacidad para suscribir el presente Compromiso Previo de Fusión y llevar adelante la Fusión en los términos previstos en el presente Compromiso Previo de Fusión; la suscripción del presente Compromiso Previo de Fusión ha sido aprobada por el Directorio de Telecom Argentina en su reunión de fecha 30 de junio de 2017;

c.               los Estados Financieros Individuales Especiales de Fusión de Telecom Argentina al 31 de marzo de 2017 reflejan razonablemente la situación económica financiera de Telecom Argentina y han sido auditados por Price Waterhouse & Co. Desde la fecha de esos estados financieros, no han ocurrido hechos que pudieran causar un cambio adverso significativo en la situación económico financiera de Telecom Argentina o en el resultado de sus operaciones; no existen pasivos significativos que debieran haber sido reflejados en dichos estados financieros y que no hayan sido así reflejados o que no estén debidamente previsionados de conformidad con las normas contables aplicables;

d.              la información de carácter público presentada por Telecom Argentina ante la Comisión Nacional de Valores y disponible en el sitio de internet de esa Comisión no presenta ninguna manifestación falsa respecto de cualquier hecho significativo ni omite informar cualquier hecho significativo necesario para que dicha información, a la luz de las circunstancias en las cuales fue presentada, no sea engañosa;

e.               excepto por las transacciones que se describen en los estados financieros trimestrales cerrados al 31 de marzo de 2017 no existen otros contratos con partes relacionadas de Telecom Argentina.

f.                ha recibido una Fairness Opinion de parte de JP Morgan Securities LLC que considera que la Relación de Cambio es razonable (fair).

Artículo Décimo. Reforma de Estatuto.

Con motivo de la Fusión, Telecom Argentina adecuará y modificará sus estatutos de conformidad con el proyecto que se adjunta al presente como Anexo IV. Dicha modificación será considerada por los accionistas de Telecom Argentina como un punto especial del orden del día de la Asamblea Extraordinaria a ser convocada para la consideración del presente Compromiso y será efectiva solo a partir de la Fecha Efectiva de Fusión.

Artículo Undécimo. Derechos de Oposición. Acuerdo Definitivo de Fusión.

Una vez aprobado el presente Compromiso y demás documentación de la Fusión por las respectivas asambleas de accionistas de ambas Partes, publicado el Aviso y vencidos los plazos correspondientes a los Derechos de Oposición de los acreedores, se instrumentará por escritura pública el correspondiente Acuerdo Definitivo de Fusión. De conformidad con el Decreto 267/15, el Acuerdo Definitivo de Fusión podrá suscribirse ad referéndum de las autorizaciones del ENACOM que puedan corresponder. Asimismo, en esa escritura pública se consignarán los datos identificatorios de los inmuebles, rodados y demás bienes registrables que sea necesario identificar, como consecuencia de la Fusión, se incorporarán a la Sociedad Absorbente por efecto de la Fusión.

Artículo Decimosegundo. Autorizaciones Societarias. Rescisión.

Las Partes declaran que los términos del presente Compromiso, así como la totalidad de la documentación anexa al presente han sido aprobados por una resolución del Directorio de cada una de ellas.

Cablevisión acuerda convocar a su respectiva Asamblea Extraordinaria de Accionistas y Telecom Argentina acuerda convocar a su respectiva Asamblea Ordinaria y Extraordinaria de Accionistas dentro de los términos legales aplicables, a ser celebradas el mismo día, a fin de considerar la Fusión y toda la documentación relacionada de conformidad con las normas aplicables.

Las Partes podrán ofrecer y aceptar modificaciones a los términos del Compromiso Previo de Fusión hasta que se obtenga la correspondiente autorización asamblearia. En caso que, a pesar de las modificaciones propuestas no se obtuviera la aprobación de alguna de las asambleas dentro de los 6 (seis) meses siguientes a la fecha del presente, cualquiera de las Partes podrá dejar sin efecto el presente Compromiso Previo de Fusión. También podrá demandarse la rescisión del acuerdo de conformidad con el artículo 87 de la LGS.

Artículo Decimotercero. Administración de los Negocios y Garantías para el Cumplimiento de una Gestión Normal.

1.              Limitaciones en los Negocios. Las Partes acuerdan continuar con el giro ordinario de sus negocios y el curso regular de sus operaciones y no involucrarse en operaciones o actividades extraordinarias que pudieran afectar la valuación de las sociedades o la Relación de Cambio preestablecida, previéndose que las sociedades podrán: (i) distribuir dividendos en efectivo, ya sea en carácter de dividendos definitivos o anticipados con anterioridad a la Fecha Efectiva de Fusión, (ii) emitir obligaciones negociables con o sin oferta pública y tomar endeudamiento bancario en los mercados financieros locales o internacionales  siempre que el nivel total de endeudamiento financiero neto de la sociedad que se endeude no supere tres (3) veces el nivel de EBITDA de la sociedad del período de doces meses más reciente a la fecha de la determinación.

2.              A partir de la Fecha Efectiva de Fusión la administración y representación de Cablevisión quedará a cargo de los administradores y representantes de Telecom Argentina en los términos del artículo 84 de la LGS y del estatuto social de Telecom Argentina. Las Partes acordarán qué funcionarios llevarán a cabo todos los actos y firmarán los documentos que eventualmente resulte necesario que realicen o suscriban en nombre de la Sociedad Absorbida.

3.              Garantías. Las Partes acuerdan las siguientes garantías para el cumplimiento de una actividad normal en su gestión hasta la Fecha Efectiva de Fusión:

a.              Comité de Supervisión. Las Partes acuerdan conformar un Comité de Supervisión integrado por ocho (8) miembros, cuatro (4) designados por Telecom Argentina y cuatro (4) designados por Cablevisión, que tendrán a su cargo la supervisión de las actividades de las sociedades a fin de garantizar el cumplimiento del giro ordinario de los negocios y el curso regular de las operaciones de cada sociedad, así como el cumplimiento de las condiciones de contratación con sus respectivas partes relacionadas. Los miembros de dicho comité deberán guardar confidencialidad de cualquier información a la que tengan acceso de cualquiera de las sociedades y solo deberán comunicar a los respectivos directorios de las sociedades aquellas situaciones que detecten que pudieran afectar el giro ordinario de los negocios y el curso regular de las operaciones o la Relación de Cambio. Asimismo, los miembros de dicho Comité podrán recabar la información que sea necesaria para confeccionar el formulario F-1 a presentar ante la Comisión Nacional de Defensa de la Competencia de conformidad con las normas aplicables.

Transacciones con Partes Relacionadas. Las Partes se comprometen a que cualquier transacción que realicen o contraten realizar con sus respectivas partes relacionadas será realizada en función de dos parámetros: (i) la conveniencia de dicha transacción para la respectiva sociedad y, (ii) que sus términos sean “de mercado”. A fines de determinar si una transacción es o no “de mercado”, se deberá considerar: (1) si los términos son al menos igual de favorables para la sociedad que para el resto de las contrapartes no relacionadas de la Parte relacionada en la misma materia; (2) si los términos son al menos igual de favorables para la sociedad que los términos ofrecidos por cualquier otro prestador equivalente o razonablemente comparable con la Parte relacionada en cuestión; (3) los parámetros “de mercado” existentes, si los hubiera, publicados por cámaras empresariales o publicaciones especializadas; y (4) la determinación que realice un experto independiente designado por los representantes de la sociedad, en caso que lo crean necesario.

Artículo Decimocuarto. Autorizaciones Regulatorias. Conformidades Administrativas y de Bolsas y Mercados de Valores.

Las Partes acuerdan realizar tan pronto como sea posible y siempre dentro de los términos legales, todas las presentaciones que sean necesarias ante entidades regulatorias, administrativas y bolsas y mercados de valores del país y del exterior a fin de llevar adelante y perfeccionar la Fusión, incluyendo la Comisión Nacional de Valores, la Bolsa de Comercio de Buenos Aires, el BYMA, el ENACOM, la Securities and Exchange Commission de los Estados Unidos de América, la New York Stock Exchange, Comisión Nacional de Defensa de la Competencia y cualquier otra entidad gubernamental o de otro tipo que sea necesaria.

Artículo Decimoquinto. Compromisos Adicionales.

a.              Acuerdo de Asistencia Técnica. Cablevisión se compromete a rescindir el Acuerdo de Asistencia Técnica antes de la Fecha Efectiva de Fusión en términos tales que a la Fecha Efectiva de Fusión no existan obligaciones pendientes de pago ni responsabilidades o consecuencias adversas para Cablevisión que puedan trasladarse a Telecom Argentina por efecto de la Fusión.

b.              Restricciones a la Distribución de Dividendos. (a) Cablevisión se compromete a convocar, tan pronto como sea posible después de celebradas las Asambleas Extraordinarias de Telecom Argentina y de Cablevisión, a una asamblea de tenedores de Obligaciones Negociables de

Cablevisión para someter a consideración de los mismos la modificación de las restricciones contractuales previstas en los términos y condiciones de emisión de sus obligaciones negociables a efectos que, de ser aprobada la modificación, dichas restricciones: (i) no se trasladen a Telecom Argentina respecto de la distribución de la totalidad de las ganancias realizadas y líquidas de Telecom Argentina generadas o existentes antes de la Fecha de la Fusión, y (ii) luego de la Fecha Efectiva de la Fusión, solo se apliquen a Telecom Argentina en los mismos términos existentes en las obligaciones financieras de Telecom Argentina; (b) Cablevisión se compromete a no incurrir en ninguna restricción contractual adicional a las existentes a la distribución de dividendos que pudiera transferirse a Telecom Argentina por efecto de la Fusión.

c.               Aspectos Regulatorios. Teniendo en cuenta la restricción temporal dispuesta para Telecom Argentina para prestar el Servicio de Televisión por Suscripción por Vínculo Físico y/o Radioeléctrico, la Fecha Efectiva de Fusión se supedita entre otras condiciones a la obtención de la Autorización de ENACOM que es la Autoridad de Aplicación que debe velar por el cumplimiento de lo dispuesto por el Decreto N° 267/2015 y 1340/2016 y las Partes se obligan a realizar sus mejores esfuerzos para obtener dicha autorización.

Artículo Decimosexto. Ley Aplicable y Jurisdicción.

El presente Compromiso Previo de Fusión se rige por la legislación argentina. Las disputas que pudieran suscitarse como consecuencia de la aplicación o cumplimiento del presente será sometido a la jurisdicción de los Tribunales Ordinarios en lo Comercial de la Ciudad de Buenos Aires con renuncia expresa a todo otro fuero o jurisdicción.

En prueba de conformidad se firman seis (6) ejemplares de un mismo y único tenor, uno para cada una de las Partes y los cuatro (4) restantes para su presentación ante la Comisión Nacional de Valores, la Bolsa de Comercio de Buenos Aires, la Comisión Nacional de Defensa de la Competencia y el ENACOM, respectivamente.

Por Telecom Argentina S.A.

/s/ Mariano M. Ibáñez
Mariano M. Ibáñez - Presidente

Por Cablevisión S.A.

/s/ Alejandro A. Urricelqui
Alejandro A. Urricelqui - Presidente

ANEXOS AL COMPROMISO PREVIO DE FUSIÓN:

Anexos I (A) y I (B): Estados Financieros Individuales Especiales de Fusión de Telecom Argentina y Cablevisión al 31 de marzo de 2017.

Anexo II: Estados Financieros Consolidados Especiales de Fusión al 31 de marzo de 2017.

Anexo III: Mecanismo de cálculo de la Relación de Cambio.

Anexo IV: Proyecto de reforma de los Estatutos de Telecom Argentina.

Anexo V: Transacciones con Partes Relacionadas de Cablevisión.

Anexos I (A)

Estados Financieros Individuales Especiales de Fusión de Telecom Argentina

al 31 de marzo de 2017

Anexos I (B)

Estados Financieros Individuales Especiales de Fusión de Cablevisión

al 31 de marzo de 2017

Anexo II:

Estados Financieros Consolidados Especiales de Fusión al 31 de marzo de 2017.

Anexo III:

Mecanismo de cálculo de la Relación de Cambio.

Acciones de Telecon Argentina S.A.	969.159.605

Participación T. Argentina en el combinado	45%
Nueva cantidad de acciones total	2.153.688.011

Acciones a entregar a Cablevision S.A.	1.184.528.406

Acciones de Cablevisión	120.000

Relacion de cambio: acciones de Telecom Argentina por cada acción de Cablevision	9.871,07005

Valor de Referencia de Telecom Argentina S.A. (USD)	5.000.000.000
Cantidad de Acciones de Telecom Argentina S.A.	969.159.605
Valor de referencia por acción de Telecom (2)	5,16

Valor de Referencia de Cablevisión S.A. (USD)	6.111.111.111
Cantidad de acciones de Cablevisión S.A.	120.000
Valor de referencia por acción de Cablevisión S.A. (2)	50.925,93

(1) No incluye 15.221.373 de acciones propias en cartera

(2) Determinado al solo efecto de ajustar la relación de cambio

Anexo IV:

Proyecto de reforma de los Estatutos de Telecom Argentina

Anexo IV

PROYECTO DE REFORMA DEL ESTATUTO SOCIAL

DE TELECOM ARGENTINA S.A.

A continuación se describen las modificaciones propuestas al Estatuto de Telecom Argentina que serán puestas a consideración de la Asamblea General Ordinaria y Extraordinaria de Accionistas de Telecom Argentina a celebrarse el 31 de agosto de 2017.  La exposición se realiza a dos columnas para resaltar las modificaciones propuestas respecto del texto actual del Estatuto.

El Proyecto de Reforma que se expone a continuación está sujeto a la aprobación de la Asamblea General Ordinaria y Extraordinaria de Accionistas de Telecom Argentina a celebrarse el 31 de agosto de 2017 y a la revisión y la conformidad administrativa de la Comisión Nacional de Valores la cual no se ha expedido hasta el momento y de cualquier otro organismo regulatorio que deba expedirse al respecto.

TEXTO ACTUAL DEL ESTATUTO	PROYECTO DE MODIFICACIÓN

Artículo Primero: Con la denominación de “TELECOM ARGENTINA S.A.” continúa funcionando la sociedad constituída bajo el nombre de “Sociedad Licenciataria Norte Sociedad Anónima”, que posteriormente cambió su denominación social por “Telecom Argentina Stet-France Telecom S.A.”, y tiene su domicilio legal en la Ciudad de Buenos Aires.

Artículo Primero: Con la denominación de “TELECOM ARGENTINA S.A.” continúa funcionando la sociedad constituída bajo el nombre de “Sociedad Licenciataria Norte Sociedad Anónima”, que posteriormente cambió su denominación social por “Telecom Argentina Stet-France Telecom S.A.”, y tiene su domicilio legal en la Ciudad de Buenos Aires.

De conformidad con lo resuelto por la Asamblea Ordinaria y Extraordinaria de Accionistas celebrada el 30 de abril de 2003, es una “Sociedad No Adherida al Régimen Estatutario Optativo de Oferta Pública de Adquisición Obligatoria”.

El domicilio de la sociedad no podrá ser trasladado fuera de la República Argentina sin la autorización previa de la autoridad competente o de la autoridad que en el futuro la reemplace.

El domicilio de la sociedad no podrá ser trasladado fuera de la República Argentina sin la autorización previa de la autoridad competente o de la autoridad que en el futuro la reemplace.

Artículo Cuarto: En nota a los Estados Contables de la Sociedad figura la evolución del capital conforme resulta de los aumentos inscriptos en el Registro Público de Comercio. En dicha nota se informa la evolución del capital correspondiente a los tres (3) últimos ejercicios sociales, su integración, y el monto del capital autorizado a la oferta pública.

Artículo Cuarto: En nota a los Estados Contables de la Sociedad figura la evolución del capital conforme resulta de los aumentos inscriptos en el Registro Público de Comercio. En dicha nota se informa la evolución del capital correspondiente a los tres (3) últimos ejercicios sociales, su integración, y el monto del capital autorizado a la oferta pública.

El capital social está representado por acciones Clases “A”; “B” y “C”, todas ellas ordinarias, escriturales, de UN PESO valor nominal cada una y un voto por acción.	El capital social está representado por acciones Clases “A”; “B”, “C” y “D”, todas ellas ordinarias, escriturales, de UN PESO valor nominal cada una y un voto por acción.

Mientras la Clase “A” represente al menos el 15% del capital social ordinario de la Sociedad, se requerirá la aprobación de una asamblea especial de la Clase “A” para tomar cualquier resolución asamblearia respecto de una Cuestión de Mayoría Especial listada en el artículo Décimo del presente estatuto, previéndose que para que sea necesaria la aprobación previa de una asamblea especial de la Clase “A” respecto de la Cuestión de Mayoría Especial listada en el inciso (xxiii) del artículo Décimo (aprobación del Plan de Negocios y Presupuesto Anual), la Clase “A” deberá representar al menos el 20% del capital social ordinario de la Sociedad. Asimismo, mientras la Clase “D” represente al menos el 15% del capital social ordinario de la Sociedad, se requerirá la aprobación de una asamblea especial de la Clase “D” para tomar cualquier resolución asamblearia respecto de una Cuestión de Mayoría Especial listada en el artículo Décimo del presente estatuto, previéndose que para que sea necesaria la aprobación previa de una asamblea especial de la Clase “D” respecto de la Cuestión de Mayoría Especial listada en el inciso (xxiii) del artículo Décimo (aprobación del Plan de Negocios y Presupuesto Anual), la Clase “D” deberá representar al menos el 20% del capital social ordinario de la Sociedad. Dichas asambleas especiales se regirán por el artículo 250 de la Ley 19.550.

Las acciones ordinarias Clase “A”; Clase “B” y Clase “C” podrán convertirse en acciones ordinarias de otra Clase con iguales derechos políticos y patrimoniales, a razón de una por una, en cualquier momento, a pedido del titular de la o las acciones ordinarias que desea su conversión en otra clase, mediante comunicación dirigida al Directorio. A estos efectos, regirá el siguiente procedimiento: (i) el accionista titular dirigirá al Directorio una nota en la cual conste en el caso de personas físicas, su nombre y apellido, documento de identidad, domicilio real y constituido y, en el caso de personas jurídicas, su razón social completa, domicilio social y constituido, y en ambos casos, de corresponder, su clave única de identificación tributaria, y la cantidad de acciones ordinarias de Clase “A”, Clase “B” o Clase “C”, según sea el caso, de su propiedad a ese momento, la cantidad de acciones que quiere convertir y el saldo de acciones ordinarias de esa Clase que tendría al final de la operación de conversión.

Las acciones ordinarias Clase “A”, “C” y “D” podrán convertirse en acciones ordinarias Clase “B” con iguales derechos políticos y patrimoniales, a razón de una por una, en cualquier momento, a pedido del titular de la o las acciones ordinarias que desea su conversión en otra clase, mediante comunicación dirigida al Directorio. A estos efectos, regirá el siguiente procedimiento: (i) el accionista titular dirigirá al Directorio una nota en la cual conste en el caso de personas físicas, su nombre y apellido, documento de identidad, domicilio real y constituido y, en el caso de personas jurídicas, su razón social completa, domicilio social y constituido, y en ambos casos, de corresponder, su clave única de identificación tributaria, y la cantidad de acciones ordinarias de la Clase de su propiedad a ese momento, la cantidad de acciones que quiere convertir y el saldo de acciones ordinarias de esa Clase que tendría al final de la operación de conversión.

La solicitud será firmada por el accionista titular o su representante autorizado con certificación notarial o bancaria. Tal solicitud revestirá el carácter de una instrucción irrevocable para que el Directorio siga el procedimiento establecido en este Artículo Cuarto hasta el canje de las acciones, que será definitivo; (ii) dicha solicitud quedará pendiente si es presentada una vez que se haya publicado una convocatoria a asamblea de accionistas de la Sociedad, supuesto en el cual se la considerará con posterioridad a dicha asamblea; (iii) el Directorio en la primera reunión que celebre después de recibida la solicitud de conversión, resolverá la misma y comunicará la nueva composición del capital social a la autoridad de contralor pertinente; (iv) el Directorio procederá de inmediato a requerir el bloqueo de las acciones a Caja de Valores S.A. que tiene a su cargo el Registro de Acciones y comunicará la conversión a la Comisión Nacional de Valores (“CNV”) y a la Bolsa de Comercio de Buenos Aires (“BCBA”) para que otorguen la autorización de transferencia de oferta pública y de listado, respectivamente; y (v) Obtenidas las autorizaciones, Caja de Valores S.A. procederá a registrar la conversión de las acciones en el Registro a su cargo.

La solicitud será firmada por el accionista titular o su representante autorizado con certificación notarial o bancaria. Tal solicitud revestirá el carácter de una instrucción irrevocable para que el Directorio siga el procedimiento establecido en este Artículo Cuarto hasta el canje de las acciones, que será definitivo; (ii) dicha solicitud quedará pendiente si es presentada una vez que se haya publicado una convocatoria a asamblea de accionistas de la Sociedad, supuesto en el cual se la considerará con posterioridad a dicha asamblea; (iii) el Directorio en la primera reunión que celebre después de recibida la solicitud de conversión, resolverá la misma y comunicará la nueva composición del capital social a la autoridad de contralor pertinente; (iv) el Directorio procederá de inmediato a requerir el bloqueo de las acciones a Caja de Valores S.A. que tiene a su cargo el Registro de Acciones y comunicará la conversión a la Comisión Nacional de Valores (“CNV”) y a la Bolsa de Comercio de Buenos Aires (“BCBA”) para que otorguen la autorización de transferencia de oferta pública y de listado, respectivamente; y (v) Obtenidas las autorizaciones, Caja de Valores S.A. procederá a registrar la conversión de las acciones en el Registro a su cargo. (ESTA COMPARACIÓN SE EFECTUA RESPECTO DEL TEXTO DEL ARTÍCULO CUARTO DEL ESTATUTO MODIFICADO POR LA ASAMBLEA GRAL. ORDINARIA Y EXTRAORDINARIA DEL 23/05/2017 QUE SE ENCUENTRA EN TRAMITE DE INSCRIPCIÓN REGISTRAL).

Artículo Quinto: Las acciones ordinarias que en el futuro se emitan serán acciones escriturales Clases “A”, “B” y “C”, de iguales características a las ya establecidas y de acuerdo con las leyes y reglamentaciones vigentes. En toda emisión de acciones ordinarias se respetará la proporción entre las acciones Clases “A”, “B” y “C” existente al momento en que se celebre la Asamblea que así lo disponga, salvo que la misma Asamblea resuelva proceder de acuerdo con el segundo párrafo del artículo 194 de la Ley 19.550. La Asamblea también podrá decidir la emisión de acciones preferidas escriturales. Las acciones preferidas tendrán derecho a un dividendo de pago preferente, de carácter acumulativo o no, conforme a las condiciones de su emisión, y podrá también fijárseles una participación adicional en las ganancias y/o establecerse la posibilidad de su rescate anticipado a opción de la sociedad y en las condiciones que se establezcan en su emisión.

Artículo Quinto: Las acciones ordinarias que en el futuro se emitan serán acciones escriturales Clases “A”, “B”, “C” o “D”, de iguales características a las ya establecidas y de acuerdo con las leyes y reglamentaciones vigentes. En toda emisión de acciones ordinarias se respetará la proporción entre las acciones Clases “A”, “B”, “C” y “D” existente al momento en que se celebre la Asamblea que así lo disponga, salvo que la misma Asamblea resuelva proceder de acuerdo con el segundo párrafo del artículo 194 de la Ley 19.550. La Asamblea también podrá decidir la emisión de acciones preferidas escriturales. Las acciones preferidas podrán tener derecho a un dividendo de pago preferente, de carácter acumulativo o no, conforme a las condiciones de su emisión, y podrá también fijárseles una participación adicional en las ganancias y/o establecerse la posibilidad de su rescate anticipado a opción de la sociedad y en las condiciones que se establezcan en su emisión.

La Asamblea Extraordinaria podrá decidir la emisión de bonos de goce de conformidad con el artículo 228 de la Ley 19.550 y las previsiones del presente estatuto los que tendrán los derechos que se les asigne en el presente y en sus términos y condiciones de emisión. La Asamblea Extraordinaria también podrá decidir la amortización total o parcial de acciones integradas de conformidad con el artículo 223 de la Ley 19.550 y, en caso de amortización total de acciones, se emitirán bonos de goce a favor de los titulares de acciones totalmente amortizadas en cumplimiento con lo dispuesto en el artículo 228 de la Ley 19.550 y las disposiciones del presente estatuto. En caso que la amortización de acciones se haga con el consentimiento del

La Asamblea Extraordinaria podrá decidir la emisión de bonos de goce de conformidad con el artículo 228 de la Ley 19.550 y las previsiones del presente estatuto los que tendrán los derechos que se les asigne en el presente y en sus términos y condiciones de emisión. La Asamblea Extraordinaria también podrá decidir la amortización total o parcial de acciones integradas de conformidad con el artículo 223 de la Ley 19.550 y, en caso de amortización total de acciones, se emitirán bonos de goce a favor de los titulares de acciones totalmente amortizadas en cumplimiento con lo dispuesto en el artículo 228 de la Ley 19.550 y las disposiciones del presente estatuto. En caso que la amortización de acciones se haga con el titular de las acciones que se amortizan no será necesario realizarla por sorteo o en forma proporcional entre todos los accionistas, siempre que se respete el principio de tratamiento igualitario de todos los accionistas. Asimismo, en caso que la Asamblea Extraordinaria decida la creación de una reserva indisponible con ganancias realizadas y líquidas por un monto igual al valor nominal de las acciones que se cancelan, la Asamblea Extraordinaria podrá decidir que no es necesaria una reducción de capital y que las acciones no canceladas aumenten su valor nominal a efectos de representar por sí mismas el total del capital social. La Asamblea Extraordinaria fijará los términos y condiciones de emisión de los bonos de goce que decida emitir, pudiendo fijarles un monto máximo de dividendos a cobrar durante su plazo de duración, el plazo de duración de dichos bonos de goce y los términos y condiciones de pago de dichos dividendos, incluyendo la moneda de pago de los mismos y las protecciones que pueda fijar la asamblea para el cobro de dichos dividendos en la moneda establecida, pudiendo ser un dividendo fijo o variable, un dividendo eventual o contingente a la producción de cualquier evento que determine la asamblea, o cualquier combinación de esos elementos, con o sin preferencia o prelación respecto del derecho a dividendos a cobrar por una o más clases de acciones de la Sociedad. Los bonos de goce se podrán emitir en forma cartular o escritural y serán nominativos no endosables. La Sociedad llevará el registro de la titularidad de dichos bonos de goce y de los pagos de dividendos efectuados a dichos bonos de goce. Los bonos de goce podrán ser rescatables, total o parcialmente, exclusivamente a opción de la Sociedad y en los términos y condiciones que fije al efecto la Asamblea Extraordinaria. La Asamblea Extraordinaria también fijará el derecho que pueda corresponder a cada clase de bonos de goce en el producido de la liquidación de la Sociedad, pudiendo tener preferencia o prelación respecto de una o más clases de acciones de la Sociedad en la participación en dicho producido una vez que sea reembolsado el valor nominal de dicha clase o clases de acciones. Una vez cobrado el dividendo al que los bonos de goce tengan derecho no otorgarán derecho a participar en ningún otro pago o distribución que realice la Sociedad, sea durante el devenir normal de la Sociedad o en su liquidación. En caso de disolución sin liquidación de la Sociedad al ser absorbida por otra que resulte su continuadora, y en razón de no haber liquidación de la Sociedad, los bonos de goce no tendrán derecho a ninguna distribución, dividendo por disolución o concepto similar, sin perjuicio de los derechos a cobrar dividendos de acuerdo a sus términos y condiciones de emisión. La Asamblea Extraordinaria que decida la amortización de acciones y la emisión de bonos de goce en los términos del artículo 228 de la Ley 19.550, podrá delegar en el Directorio la emisión de cualquier clase de bonos de goce en los términos y condiciones que fije al efecto. Ni los bonos de goce ni sus titulares tendrán derecho de preferencia o acrecer ni derecho a la suscripción de nuevas acciones de cualquier clase o de cualquier clase de bonos de goce o participación.

consentimiento del titular de las acciones que se amortizan no será necesario realizarla por sorteo o en forma proporcional entre todos los accionistas, siempre que se respete el principio de tratamiento igualitario de todos los accionistas. Asimismo, en caso que la Asamblea Extraordinaria decida la creación de una reserva indisponible con ganancias realizadas y líquidas por un monto igual al valor nominal de las acciones que se cancelan, la Asamblea Extraordinaria podrá decidir que no es necesaria una reducción de capital y que las acciones no canceladas aumenten su valor nominal a efectos de representar por sí mismas el total del capital social. La Asamblea Extraordinaria fijará los términos y condiciones de emisión de los bonos de goce que decida emitir, pudiendo fijarles un monto máximo de dividendos a cobrar durante su plazo de duración, el plazo de duración de dichos bonos de goce y los términos y condiciones de pago de dichos dividendos, incluyendo la moneda de pago de los mismos y las protecciones que pueda fijar la asamblea para el cobro de dichos dividendos en la moneda establecida, pudiendo ser un dividendo fijo o variable, un dividendo eventual o contingente a la producción de cualquier evento que determine la asamblea, o cualquier combinación de esos elementos, con o sin preferencia o prelación respecto del derecho a dividendos a cobrar por una o más clases de acciones de la Sociedad. Los bonos de goce se podrán emitir en forma cartular o escritural y serán nominativos no endosables. La Sociedad llevará el registro de la titularidad de dichos bonos de goce y de los pagos de dividendos efectuados a dichos bonos de goce. Los bonos de goce podrán ser rescatables, total o parcialmente, exclusivamente a opción de la Sociedad y en los términos y condiciones que fije al efecto la Asamblea Extraordinaria. La Asamblea Extraordinaria también fijará el derecho que pueda corresponder a cada clase de bonos de goce en el producido de la liquidación de la Sociedad, pudiendo tener preferencia o prelación respecto de una o más clases de acciones de la Sociedad en la participación en dicho producido una vez que sea reembolsado el valor nominal de dicha clase o clases de acciones. Una vez cobrado el dividendo al que los bonos de goce tengan derecho no otorgarán derecho a participar en ningún otro pago o distribución que realice la Sociedad, sea durante el devenir normal de la Sociedad o en su liquidación. En caso de disolución sin liquidación de la Sociedad al ser absorbida por otra que resulte su continuadora, y en razón de no haber liquidación de la Sociedad, los bonos de goce no tendrán derecho a ninguna distribución, dividendo por disolución o concepto similar, sin perjuicio de los derechos a cobrar dividendos de acuerdo a sus términos y condiciones de emisión. La Asamblea Extraordinaria que decida la amortización de acciones y la emisión de bonos de goce en los términos del artículo 228 de la Ley 19.550, podrá delegar en el Directorio la emisión de cualquier clase de bonos de goce en los términos y condiciones que fije al efecto. Ni los bonos de goce ni sus titulares tendrán derecho de preferencia o acrecer ni derecho a la suscripción de nuevas acciones de cualquier clase o de cualquier clase de bonos de goce o participación. (ESTA COMPARACIÓN SE EFECTUA RESPECTO DEL TEXTO DEL ARTÍCULO QUINTO DEL ESTATUTO MODIFICADO POR LA ASAMBLEA GRAL. ORDINARIA Y EXTRAORDINARIA DEL 23/05/2017 QUE SE ENCUENTRA EN TRAMITE DE INSCRIPCIÓN REGISTRAL).

Artículo Séptimo: En caso de mora en la integración del capital, el Directorio podrá optar entre: a) disponer que los derechos de suscripción correspondientes a las acciones en mora sean vendidos en remate público, siendo de cuenta del suscriptor moroso los gastos de remate y los intereses moratorios, sin perjuicio de su responsabilidad por los daños; b) declarar la caducidad de dichos derechos de suscripción, en cuyo caso la sanción producirá sus efectos previa intimación a integrar en un plazo no mayor de 30 días, con pérdida de las sumas abonadas; o c) exigir el cumplimiento del contrato de suscripción con la indemnización de daños y perjuicios que corresponda.

Artículo Séptimo: En caso de mora en la integración del capital, el Directorio podrá optar entre: a) disponer que los derechos de suscripción correspondientes a las acciones en mora sean vendidos en remate público, o por medio de un agente debidamente registrado conforme a la Ley 26.831, y sus modificatorias, si se tratare de acciones listadas, siendo de cuenta del suscriptor moroso los gastos de remate o venta por medio de dicho agente registrado y los intereses moratorios, sin perjuicio de su responsabilidad por los daños; b) declarar la caducidad de dichos derechos de suscripción, en cuyo caso la sanción producirá sus efectos previa intimación a integrar en un plazo no mayor de 30 días, con pérdida de las sumas abonadas; o c) exigir el cumplimiento del contrato de suscripción con la indemnización de daños y perjuicios que corresponda.

Artículo Octavo: El derecho de preferencia en la suscripción de nuevas emisiones de acciones ordinarias se regirá por el artículo 194 de la Ley 19.550. En el caso de una emisión de acciones que se divida en las tres clases previstas en el artículo cuarto de este estatuto el derecho de acrecer se entenderá limitado a las acciones no suscriptas de la respectiva clase. Si una vez ejercido el derecho de acrecer dentro de las Clases “B” y “C” hubiese un remanente, el mismo podrá ser suscripto por los accionistas de las tres clases indistintamente, en proporción a las acciones que hubiesen suscripto en esa oportunidad. Únicamente si existiese un remanente después del ejercicio de las preferencias antes mencionadas, podrá ser ofrecida a terceros.

Artículo Octavo: El derecho de preferencia en la suscripción de nuevas emisiones de acciones ordinarias se regirá por el artículo 194 de la Ley 19.550. En el caso de una emisión de acciones que se divida en las cuatro clases previstas en el artículo cuarto de este estatuto el derecho de acrecer se entenderá limitado a las acciones no suscriptas de la respectiva clase. Si una vez ejercido el derecho de acrecer dentro de las Clases “B” y “C” hubiese un remanente, el mismo podrá ser suscripto por los accionistas de las otras clases indistintamente, en proporción a las acciones que hubiesen suscripto en esa oportunidad. Únicamente si existiese un remanente después del ejercicio de las preferencias antes mencionadas, podrá ser ofrecida a terceros.

Artículo Décimo: La dirección y administración de la sociedad está a cargo de un Directorio compuesto del número de miembros que fije la Asamblea entre un mínimo de tres y un máximo de once, con mandato por tres ejercicios.

Artículo Décimo: La dirección y administración de la sociedad está a cargo de un Directorio compuesto del número de miembros que fije la Asamblea entre un mínimo de once y un máximo de diecisiete miembros, con mandato por tres ejercicios.

La Asamblea debe designar suplentes en igual o menor número que los titulares y por el mismo plazo con el fin de llenar las vacantes que se produjeran, según el orden o método que fije la Asamblea, todo ello sin perjuicio de lo previsto en el artículo 11° del presente. Los Directores, en su primera sesión, deberán designar a un Presidente y un Vicepresidente. El Vicepresidente reemplazará al Presidente en caso de ausencia o impedimento. Las reuniones de Directorio se celebrarán una vez cada tres meses y cada vez que el Directorio así lo determine. La convocatoria a reunión de Directorio deberá realizarse con una antelación no menor de 12 días corridos para el tratamiento de asuntos ordinarios y con una antelación no menor de 3 días corridos para temas de urgencia. A tal fin el Presidente o el Vicepresidente en caso que lo sustituya,deberá cursar notificación a los miembros del Directorio en el domicilio especial por carta certificada con aviso de recepción o por cualquier otro medio fehaciente, inclusive por telex. En dicha notificación se deberá consignar la fecha, hora, lugar de celebración y orden del día a considerar. Esta convocatoria no será necesaria si están presentes la totalidad de los miembros

La Asamblea debe designar suplentes en igual o menor número que los titulares y por el mismo plazo con el fin de llenar las vacantes que se produjeran, según el orden o método que fije la Asamblea, todo ello sin perjuicio de lo previsto en el artículo 11° del presente. Los Directores, en su primera sesión, deberán designar a un Presidente y un Vicepresidente. El Vicepresidente reemplazará al Presidente en caso de ausencia o impedimento. Las reuniones de Directorio se celebrarán una vez cada tres meses y cada vez que el Directorio así lo determine. La convocatoria a reunión de Directorio deberá realizarse con una antelación no menor de 12 días corridos para el tratamiento de asuntos ordinarios y con una antelación no menor de 3 días corridos para temas de urgencia. A tal fin el Presidente o el Vicepresidente, en caso que lo sustituya, deberá cursar notificación a los miembros del Directorio en el domicilio especial por carta certificada con aviso de recepción o por cualquier otro medio fehaciente, inclusive por telex. En dicha notificación se deberá consignar la fecha, hora, lugar de celebración y orden del día a considerar. Esta convocatoria no será necesaria si están presentes la totalidad de los

del Directorio.	miembros del Directorio.

El Directorio funciona con la presencia de la mayoría absoluta de sus miembros y resuelve por mayoría de votos presentes.

El Directorio funciona con la presencia de la mayoría absoluta de sus miembros y resuelve por mayoría de votos presentes, previéndose que para aprobar las Cuestiones de Mayoría Especial que se listan más abajo será también necesario: (a) el voto afirmativo de al menos un director electo por la asamblea general a propuesta de la Clase A ; y (b) el voto afirmativo de al menos un director electo por la asamblea general a propuesta de la Clase D..

En caso de empate, el Presidente tendrá doble voto.

En el supuesto que ninguno de los directores electos a propuesta de la Clase “A” de acciones o ninguno de los directores electos a propuesta de la Clase “D” de acciones concurriesen a la reunión de directorio debidamente convocada y el orden del día incluyese alguna Cuestión Sujeta a Mayoría Especial, el Directorio no tratará ni adoptará dichas decisiones y procederá a convocar, en los términos y plazos establecidos precedentemente, una nueva reunión de Directorio para considerar dichos puntos del orden del día.

El Vicepresidente NO tendrá voto de desempate cuando sustituya por cualquier causa al Presidente. El Directorio también podrá celebrar sus reuniones con sus miembros comunicados entre sí mediante videoteleconferencia, computándose a los efectos del quórum tanto los directores presentes como los que participen a distancia. Las actas de estas reuniones serán confeccionadas y firmadas dentro los cinco (5) días de celebrada la reunión por los directores y síndicos presentes. Los miembros de la Comisión Fiscalizadora deberán dejar expresa constancia en el acta de los nombres de los directores que han participado a distancia y de la regularidad de las decisiones adoptadas en el curso de la reunión. El acta consignará las manifestaciones tanto de los directores presentes como de los que participen a distancia y sus votos con relación a cada resolución adoptada. La Asamblea fija la remuneración del Directorio. El Directorio podrá designar a los Gerentes Generales, así como a gerentes especiales, en los términos del artículo 270 de la Ley 19.550, quienes podrán ser o no Directores de la Sociedad.

En caso de empate, el Presidente tendrá doble voto para cuestiones que no califiquen como Cuestiones de Mayoría Especial.

El Vicepresidente NO tendrá voto de desempate cuando sustituya por cualquier causa al Presidente. El Directorio también podrá celebrar sus reuniones con sus miembros comunicados entre sí mediante videoteleconferencia, computándose a los efectos del quórum tanto los directores presentes como los que participen a distancia. Las actas de estas reuniones serán confeccionadas y firmadas dentro los cinco (5) días de celebrada la reunión por los directores y síndicos presentes. Los miembros de la Comisión Fiscalizadora deberán dejar expresa constancia en el acta de los nombres de los directores que han participado a distancia y de la regularidad de las decisiones adoptadas en el curso de la reunión. El acta consignará las manifestaciones tanto de los directores presentes como de los que participen a distancia y sus votos con relación a cada resolución adoptada. La Asamblea fija la remuneración del Directorio. El Directorio podrá designar a los Gerentes Generales, así como a gerentes especiales, en los términos del artículo 270 de la Ley 19.550, quienes podrán ser o no Directores de la Sociedad.

Las siguientes materias son Cuestiones de Mayoría Especial sujetas a la mayoría especial prevista en el presente Artículo:

(i)                          cualquier enmienda, modificación, complemento o reemplazo de los estatutos o de cualquier otro documento constitutivo de la sociedad o de una Sociedad Controlada;

(ii)                      Cualquier cambio significativo en la conducción de los negocios de la Sociedad o cualquier Sociedad Controlada que no esté relacionado con la prestación de servicios de video, telefonía, datos y otros servicios relacionados, o cualquier nuevo servicio prestado por compañías de servicios de tecnología de la información y las comunicaciones similares en otros mercados, y demás negocios razonablemente vinculados con ello;

(iii)                  La contratación de cualquier funcionario o empleado de la Sociedad o una Sociedad Controlada que se desempeñe en una posición clave tales como: el Director o Gerente General (CEO), Principal Gerente Operativo (COO), Principal Gerente Técnico (CTO), el Principal Gerente Financiero (CFO) o cualquier otro funcionario o empleado de la Sociedad o una Sociedad Controlada que tenga una línea directa de reporte con el Director o Gerente General (CEO) o con el Vicepresidente de la Sociedad o una línea conjunta de reporte con el Director o Gerente General (CEO) y el Vicepresidente de la Sociedad o el Sub-Gerente General, si lo hubiera, tal como el Auditor Interno (o, en cualquier caso, cualquier otro funcionario o empleado que tenga responsabilidades similares a las anteriores posiciones) o cualquier otra posición expresamente designada como una posición clave tal como el Director de Abastecimiento, el Director de Legales, el Director de Recursos Humanos, el Director de Asuntos Regulatorios y el Director de Relaciones Institucionales; y la desvinculación del CFO y del auditor interno.

(iv)                    Cualquier cambio de los auditores externos o asesores impositivos de la Sociedad o cualquier Sociedad Controlada, salvo que se designe a Deloitte Touche Tohmatsu, PricewaterhouseCoopers, KPMG o EY (anteriormente denominada Ernst & Young);

(v)                        La creación de cualquier comité del directorio de la Sociedad o del directorio de cualquier Sociedad Controlada o la ampliación o reducción de las facultades del Directorio o de un comité existente del directorio de la Sociedad o del directorio de cualquier Sociedad Controlada.

(vi)                    La fusión por absorción o fusión propiamente dicha de la Sociedad o de cualquier Sociedad Controlada en una operación o serie de operaciones relacionadas, o la adquisición de activos (incluido el capital accionario —como este término se define seguidamente- u otros títulos valores) por parte de la Sociedad o cualquier Sociedad Controlada, utilizando como contraprestación el capital accionario de la Sociedad o de una Sociedad Controlada excepto por la fusión de la Sociedad con Cablevisión Holding S.A. donde; (1) la Sociedad es la sociedad absorbente, (2) no se transfieran a la Sociedad por efecto de la fusión otros activos o pasivos que no sean (i) acciones emitidas por la Sociedad y/o (ii) pasivos existentes de Cablevisión Holding S.A. en cantidades mínimas tales que (luego de restadas las sumas en efectivo y equivalentes de efectivo que puedan existir en Cablevision Holding S.A. en ese momento) no excedan de U$S_1 millón, (3) Los accionistas de la Sociedad no sean diluidos en sus derechos económicos o de voto por la relación de cambio de acciones emitidas por Cablevisión Holding S.A. por acciones emitidas por la Sociedad o de cualquier otra manera como resultado de la fusión, y (4) la fusión califique como una reorganización libre de impuestos conforme a las normas argentinas.

(vii)                Cualquier adquisición por parte de la Sociedad o de Sociedades Controladas, en una única operación o mediante una serie de operaciones (salvo con una Subsidiaria de la Sociedad) de activos (incluyendo capital accionario u otros títulos valores), con excepción de adquisiciones que impliquen pagos totales por un monto o activos con un Valor de Mercado que no exceda de U$S 50 millones;

(viii)            Cualquier acto de disposición realizado por la Sociedad o cualquier Sociedad Controlada en una operación (salvo con una Subsidiaria totalmente controlada (excepto por la mínima cantidad de acciones necesarias para cumplir con un requisito de pluralidad de accionistas)) en la que el Valor de Mercado de los bienes enajenados exceda U$S30 millones, salvo en el caso de una enajenación requerida por orden de una autoridad gubernamental competente;

(ix)                    la emisión, entrega, oferta, venta, adquisición, rescate o compra por parte de la Sociedad o de cualquier Sociedad Controlada de acciones de cualquier clase o serie de su Capital Accionario u otros títulos valores convertibles en o ejercibles o canjeables por, u opciones, warrants o derechos de cualquier tipo para suscribir o adquirir acciones de cualquier clase o serie de su Capital Accionario u otros títulos valores, o cualquier reestructuración accionaria, subdivisión, cambio de deuda o acciones preferidas por acciones o viceversa, , combinación o reclasificación del Capital Accionario de la Sociedad o de cualquier Sociedad Controlada o la celebración de un contrato, acuerdo, compromiso o convenio relacionado con lo antedicho;

(x)                        La adopción de cualquier programa de remuneración en acciones para los directivos de la Sociedad, que prevea la emisión de títulos valores o derechos por debajo de su Valor de Mercado o que, una vez emitidos o ejercidos, representarían más que el mayor entre el dos por ciento (2%) del Capital Accionario de la Sociedad o U$S 5 millones,

(xi)                    La presentación en concurso por parte de la Sociedad o la celebración de un acuerdo preventivo extrajudicial, conforme la ley de concursos de Argentina o una presentación realizada conforme a cualquier otra ley concursal o de quiebras de Argentina o cualquier otro lugar, o el reconocimiento por escrito de la quiebra, insolvencia o estado de cesación de pagos o la inhabilidad general de pagar sus deudas al vencimiento de la Sociedad o cualquier Sociedad Controlada, estipulándose no obstante que no calificará como Cuestión de Mayoría Especial si en un procedimiento de quiebra involuntario dicha petición involuntaria hubiera sido presentada por el o los Accionistas (o cualquiera de sus Afiliadas) que hubiera nominado al Director que se opone a la decisión de realizar tal presentación.

(xii)                El incurrimiento en Deuda por prestamos tomados por la Sociedad o una Sociedad Controlada, salvo por Deuda que, una vez sumada a las demás Deudas pendientes de la Sociedad y sus Sociedades Controladas (neta de cualesquiera depósitos en custodia en efectivo destinados únicamente a pagar Deuda) no exceda tres (3) veces el EBITDA consolidado de la Sociedad para el último período de doce (12) meses inmediatamente anterior a dicho incurrimiento para el que se dispone de estados financieros consolidados de la Sociedad.

(xiii)            La creación o imposición de un Gravamen sobre cualquier activo de la Sociedad o de cualquier Sociedad Controlada cuyo Valor de Mercado sea superior a U$S 30 millones, exceptuando aquellos gravámenes especialmente aprobados como parte de la autorización de Gastos de Capital o adquisiciones de activos.

(xiv)              El otorgamiento de un préstamo o anticipo a cualquier persona o el otorgamiento de garantías de las obligaciones de una persona, salvo por (A) una garantía de la Deuda de una Sociedad Controlada permitida bajo el inciso (xii) del presente Artículo, o (B) cualquier adelanto comercial aprobado con anterioridad en relación con proyectos aprobados bajo los incisos (vii) o (xv) del presente Artículo, o (C) adelantos comerciales a proveedores de la Sociedad o a Sociedades Controladas en un monto que no exceda en total los U$S 20 millones en una operación o serie de operaciones;

(xv) La aprobación de Gastos de Capital en cualquier ejercicio económico, no contemplados expresamente en un Plan de Negocios o Presupuesto Anual por un monto superior a en total U$S 45 millones, excluyendo aquellos Gastos de Capital necesarios para mantener el buen funcionamiento de las instalaciones, equipamiento y sistemas de la Sociedad, incluyendo la renovación y reemplazo del material obsoleto;

(xvi)              Las contrataciones o cualquier otro arreglo no contemplado expresamente en un Plan de Negocios o Presupuesto Anual en los cuales la Sociedad o sus Sociedades Controladas se encuentren obligadas a realizar pagos que excedan la suma de (i) U$S 5 millones (o su equivalente en otra moneda) con respecto a las transacciones que no fueran del curso ordinario del negocio y (ii) U$S 30 millones con respecto a las transacciones que correspondan con el curso ordinario del negocio, y en cada caso, que no estén sujetas a otro inciso del presente Artículo;

(xvii) La aprobación de operaciones con personas controladas, controlantes o sujetas a control común con un Accionista;

(xviii)      Las decisiones relacionadas con la consolidación de las operaciones de la Sociedad con sus Sociedades Controladas, excepto aquellos casos en los cuales no hay dilución de derechos de voto o económicos de los accionistas y donde no hay transferencia o asunción de un patrimonio neto negativo;

(xix)              La aprobación durante cualquier ejercicio de (i) cualquier aumento en la compensación del CEO que supere un 10% en términos reales tras considerar los efectos de la inflación en Dólares o en Pesos Argentinos dependiendo de la moneda que se aplique en la compensación relevante y (ii) cualquier aumento de aquellos empleados o funcionarios que se desempeñen en posiciones clave de la Sociedad o de una Subsidiaria Significativa si luego de dicho aumento la remuneración anual de dicho empleado para dicho ejercicio supera el 80% de la compensación anual del CEO para dicho ejercicio en términos reales.

(xx) La aprobación de nuevas Líneas de Negocio o la discontinuación de Líneas de Negocio de la Sociedad o de una Sociedad Controlada.

(xxi)              La modificación de la política de dividendos, o la firma de contratos o acuerdos que impongan restricciones o condiciones a la declaración o pago de dividendos o de cualquier distribución a los Accionistas;

(xxii)   Las presentaciones, solicitudes o requerimientos para la aprobación de la cancelación de la registración de valores negociables con entidades gubernamentales nacionales o internacionales o para la cancelación del listado de acciones u otros valores negociables de participación (equity) en mercados de valores domésticos o internacionales.

(xxiii)  La aprobación del Presupuesto Anual Consolidado y del Plan de Negocios de la Sociedad y sus Sociedades Controladas, salvo que haya sido aprobado por unanimidad en el Comité Ejecutivo de la Sociedad.

A los fines del presente estatuto, los siguientes términos tendrán el significado expresado a continuación para cada uno de ellos:

“Afiliada” significa, en relación con una persona específica, toda persona que a la fecha de determinación de la condición de Afiliada sea, directa o indirectamente, ya sea a través de uno o más intermediarios, la persona Controlante de dicha persona específica, la persona Controlada de la misma o se encuentre bajo Control común con ella; estableciéndose que ningún accionista será considerado una Afiliada de cualquiera de los otros Accionistas por el mero hecho de haber realizado una inversión en la Sociedad; estableciéndose, asimismo, que ni la Sociedad ni ninguna Sociedad Controlada será considerada una Afiliada de un Accionista.

“Capital Accionario” de una persona significa cualquiera y todas las acciones, derechos, derechos de compra, opciones (warrants), títulos vinculados al capital, debentures convertibles, opciones, participaciones, derechos en ellos o equivalentes (cualquiera sea su denominación) del capital accionario de dicha persona u otras participaciones en el capital, incluyendo partes de interés, sean comanditarias o comanditadas, en dicha persona, incluyendo también toda acción preferida y todos los derechos, warrants u opciones que sean canjeables por o convertibles en dichas acciones de capital, ya sea que se encuentren en circulación a la fecha del contrato de fideicomiso o que se emitan con posterioridad.

“Control” significa, en relación con una persona determinada (que no sea una persona física), la posesión, directa o indirecta, de la facultad de dirigir o controlar la dirección de la administración y políticas de dicha persona, ya sea mediante la titularidad de títulos, cuotas o acciones con derecho a voto, mediante contrato o por cualquier otro medio.

“Coeficiente Deuda/EBITDA” significa, respecto de la Sociedad, en cualquier momento, su coeficiente de la Deuda consolidada neta, a la fecha del balance consolidado más reciente disponible de la Sociedad, respecto de su EBITDA consolidado para los cuatro trimestres económicos más recientes respecto de los que se dispone de estados de resultados y estados de origen y aplicación de los fondos de esa persona, calculado de acuerdo con los PCGA de

Argentina en base a los estados contables publicados más recientes de la Sociedad.

“Deuda” significa, con respecto a cualquier persona a la fecha de determinación, sin que implique duplicación, (a) todos los pasivos de dicha persona por préstamos (incluso por sobregiros) o por el precio de compra diferido de bienes o servicios, excluidas las deudas comerciales y otros pasivos (incluidos los desembolsos pendientes) incurridos en el curso ordinario de los negocios (instrumentados o no mediante un pagaré), pero incluyendo, entre otros, todas las obligaciones de dicha persona, eventuales o de otra índole, en relación con cartas de crédito y aceptaciones emitidas conforme a cartas de líneas de créditos, líneas de aceptaciones bancarias o similares, (b) todas las obligaciones de dicha persona instrumentadas mediante bonos, títulos de deuda, debentures u otros instrumentos similares, (c) toda la deuda de dicha persona incurrida o que surge de un contrato de compraventa condicional u otro acuerdo que implique retención del dominio sobre el bien adquirido por dicha persona (aún cuando los derechos y acciones del vendedor o prestamista conforme al convenio, en caso de incumplimiento, se limiten a recuperar la posesión del bien o a su venta), pero excluyendo las deudas comerciales derivadas del curso ordinario de las operaciones; (d) todas las obligaciones por locaciones capitalizadas de dicha persona, (e) toda la deuda referida (pero no excluida de) en las cláusulas precedentes de otras personas y todos los dividendos de otras personas, cuyo pago se encuentra garantizado (o respecto del cual el acreedor de dicha deuda posee un derecho, eventual o de otro tipo, a ser garantizado) mediante un gravamen constituido o vinculado a un bien (incluyendo, entre otros, cuentas y derechos contractuales) de propiedad de dicha persona, aún cuando esa persona no hubiera asumido o aceptado responsabilidad por el pago de dicha deuda (considerándose que el monto de la obligación es el menor de los valores de dicho bien o activo o el monto de la obligación así asegurada), (f) todas las garantías otorgadas por dicha persona de la deuda referida en esta definición correspondiente a cualquier otra persona, (g) todo el capital accionario de dicha persona, que pueda ser rescatado, valuado a lo que resulte ser mayor entre el precio de recompra máximo voluntario o involuntario fijado, más los dividendos devengados y no abonados; (h) toda obligación de dicha persona en virtud de o en relación con contratos sobre tasa de interés o sobre divisas y (i) la financiación del vendedor. A estos fines, el “precio de recompra máximo fijado” del capital accionario que pueda ser objeto de rescate y que no posee un precio de recompra fijado, será el justo valor de mercado de dicho capital accionario sujeto a rescate. El justo valor de mercado será determinado de buena fe por el directorio de la Sociedad y constará en una resolución de directorio. La Deuda no incluirá (a) obligaciones de ninguna persona (i) que surjan del pago por parte de un banco u otra institución financiera, de un cheque, giro o instrumento similar que hubiese sido inadvertidamente librado sin fondos en el curso normal de las operaciones, siempre que dichas obligaciones se extingan dentro de los 2 (dos) días hábiles siguientes a ser incurridas, a menos que estuviesen cubiertas por una autorización para girar en descubierto, (ii) deriven del endoso para el cobro de títulos de crédito, en el curso ordinario de las operaciones y de conformidad con las prácticas comerciales aplicadas con anterioridad y (iii) derivadas de cartas de crédito “stand-by” si están garantizadas con efectivo o equivalentes y (b) obligaciones derivadas de garantías de cumplimiento, avales de cumplimientos, seguros de caución, garantías o contracautelas por apelación, cartas de crédito u obligaciones similares incurridas en el curso ordinario de las operaciones.

“EBITDA” significa el monto de los Resultados Netos Consolidados de la Sociedad y sus subsidiarias determinados conforme a los PCGA de Argentina, excluyendo los resultados extraordinarios y los resultados correspondientes a las Afiliadas, más ingresos (egresos) financieros, cargos por impuesto a las ganancias, otros ítems que no constituyen efectivo y cargos por depreciación y amortización correspondientes al período pertinente.

“Gastos de Capital” significa, respecto a una persona durante cualquier período, el monto de todos los gastos directa o indirectamente realizados en concepto de equipos, bienes de uso, bienes inmuebles o mejoras en ellos o a los bienes que los reemplacen, que han sido contabilizados como altas en los bienes de capital en el estado de situación patrimonial consolidado confeccionado de conformidad con los PCGA de Argentina, vigentes al tiempo de su determinación.

“Gravamen” significa toda hipoteca, prenda, derecho de garantía, carga, reclamo, embargo, opción, cesión en garantía, servidumbre, privilegio, restricción (incluyendo todo acuerdo de accionistas o sindicación de acciones), embargo o cualquier otra restricción de cualquier tipo, en cada caso constituida o creada a los fines de garantizar deuda financiera u obligaciones financieras, o con cualquier otro fin.

“Valor de Mercado” significa, en relación con la Sociedad, las acciones de la Sociedad o cualquier otro activo o bien (incluyendo los títulos valores), el precio de contado al cual un vendedor estaría dispuesto a vender y un comprador a comprar en una operación entre partes independientes, no encontrándose ninguna de las partes bajo ninguna presión ni coerción para comprar o vender, en cada caso según lo determine un banco de inversión independiente seleccionado por el directorio de la Sociedad.

“PCGA de Argentina” significa los principios contables generalmente aceptados en la República Argentina aplicables a la Sociedad, vigentes en forma periódica.

“Subsidiaria” significa, con respecto a una persona, cualquier otra persona en la cual por lo menos el 50% de su capital accionario o acciones con derecho a voto pertenece, directa o indirectamente, a la mencionada persona y/o a una o más de sus Subsidiarias.

“Subsidiaria Significativa” significa una Subsidiaria de la Sociedad cuyos activos, considerados en forma no consolidada, a la fecha del estado de situación patrimonial consolidado auditado más reciente de la Sociedad a la fecha de determinación, representan al menos el 10% de los activos consolidados de la Sociedad.

Artículo Décimo Bis: La Sociedad contará con un Comité de Auditoría en los términos del Artículo 15 del Decreto N° 677/01, el cual funcionará en forma colegiada y estará integrado por un mínimo de tres Directores que serán designados por el Directorio por mayoría simple de votos. La mayoría de los miembros del Comité de Auditoría deberán revestir el carácter de directores independientes, conforme a los criterios establecidos por la Comisión Nacional de Valores. El Directorio dictará un reglamento relativo a la composición, atribuciones, funcionamiento y demás particularidades del Comité de Auditoría, el que se regirá según lo dispuesto por la ley, el estatuto y las normas de la Comisión Nacional de Valores.

Artículo Décimo Bis: La Sociedad contará con un Comité de Auditoría en los términos requeridos por las normas aplicables, el cual funcionará en forma colegiada y estará integrado por un mínimo de tres Directores que serán designados por el Directorio por mayoría simple de votos. La mayoría de los miembros del Comité de Auditoría deberán revestir el carácter de directores independientes, conforme a los criterios establecidos por la Comisión Nacional de Valores. El Directorio dictará un reglamento relativo a la composición, atribuciones, funcionamiento y demás particularidades del Comité de Auditoría, el que se regirá según lo dispuesto por la ley, el estatuto y las normas de la Comisión Nacional de Valores.

Artículo Décimo Primero: Los Directores Titulares y Suplentes serán elegidos por la Asamblea General Ordinaria, la cual podrá asimismo removerlos, por mayoría de votos de los tenedores de acciones de las tres clases.

Artículo Décimo Primero: Los Directores Titulares y Suplentes serán elegidos por la Asamblea General Ordinaria, la cual podrá asimismo removerlos, por mayoría de votos de los tenedores de acciones de las cuatro clases.

Artículo Décimo Tercero: El Directorio tiene todas las facultades para administrar y disponer de los bienes, incluso aquéllas para las cuales la ley requiere poderes especiales, conforme el artículo 1881 del Código Civil y el artículo 9 del Decreto-Ley 5965/63. Puede, en consecuencia, celebrar en nombre de la sociedad, toda clase de actos jurídicos que tiendan al cumplimiento del objeto social, entre ellos operar con los Bancos de la Nación Argentina, de la Provincia de Buenos Aires, y demás instituciones de crédito oficiales o privadas, establecer agencias, sucursales y toda otra especie de representación dentro o fuera del país; otorgar a una o más personas, poderes judiciales, inclusive para querellar criminalmente, o extrajudiciales, con el objeto y extensión que juzgue conveniente.

Artículo Décimo Tercero: El Directorio tiene todas las facultades para administrar y disponer de los bienes, incluso aquéllas para las cuales la ley requiere poderes especiales, conforme el artículo 375 del Código Civil y Comercial de la Nación y el artículo 9 del Decreto-Ley 5965/63. Puede, en consecuencia, celebrar en nombre de la Sociedad, toda clase de actos jurídicos que tiendan al cumplimiento del objeto social, entre ellos operar con los Bancos de la Nación Argentina, de la Provincia de Buenos Aires, y demás instituciones de crédito oficiales o privadas, establecer agencias, sucursales y toda otra especie de representación dentro o fuera del país; otorgar a una o más personas, poderes judiciales, inclusive para querellar criminalmente, o extrajudiciales, con el objeto y extensión que juzgue conveniente.

La representación legal de la sociedad corresponde al Presidente del Directorio o a quien lo reemplace. Sin perjuicio de ello, la representación en juicio de la Sociedad será ejercida por el Director o Directores, o los mandatarios especiales que el Directorio designe a ese efecto, quienes quedarán facultados ampliamente a ese fin inclusive para poner y absolver posiciones en representación de la Sociedad, pudiendo sustituirse tal mandato, si el Directorio así lo dispone. El Directorio podrá designar un Comité Ejecutivo que actuará bajo vigilancia del Directorio y tendrá a su cargo los asuntos propios de la administración interna de la Sociedad; la consideración

La representación legal de la Sociedad corresponde al Presidente del Directorio y al Vicepresidente en forma conjunta. En caso de ausencia o impedimento de Presidente y/o Vicepresidente la representación legal la ejercerán los directores que asuman la presidencia y la vicepresidencia, ya sea interina o definitivamente. Sin perjuicio de ello, la representación en juicio de la Sociedad será ejercida por el Director o Directores, o los mandatarios especiales que el Directorio designe a ese efecto, quienes quedarán facultados ampliamente a ese fin inclusive para poner y absolver posiciones en representación de la Sociedad, pudiendo sustituirse tal mandato, si el Directorio así lo dispone. El Directorio podrá designar un Comité

preliminar de los planes e iniciativas de significación para su sometimiento a la aprobación del Directorio; el seguimiento de las decisiones del Directorio para controlar su implementación y cumplimiento y la gestión de cualquier operación relativa a los negocios ordinarios de la Sociedad. El Comité Ejecutivo estará integrado por tres (3) directores titulares. Se reunirá al menos diez (10) veces por año y se llevará un libro de actas de las reuniones celebradas. Sesionará con la participación personal o comunicados mediante videoteleconferencia, de todos sus miembros. Las decisiones se adoptarán por unanimidad; cuando la misma no se obtuviera en dos reuniones sucesivas, el tema será elevado a consideración del Directorio. El Directorio queda facultado para aprobar un Reglamento del Comité Ejecutivo con el objeto de especificar sus facultades y normar su funcionamiento en el marco de lo previsto por este Estatuto.

Ejecutivo que actuará bajo vigilancia del Directorio y tendrá a su cargo los asuntos propios de la administración interna de la Sociedad; la consideración preliminar de los planes e iniciativas de significación para su sometimiento a la aprobación del Directorio; el seguimiento de las decisiones del Directorio para controlar su implementación y cumplimiento y la gestión de cualquier operación relativa a los negocios ordinarios de la Sociedad. El Comité Ejecutivo estará integrado por cinco (5) directores titulares. Se reunirá al menos diez (10) veces por año y se llevará un libro de actas de las reuniones celebradas. Sesionará con la participación personal o comunicados mediante videoteleconferencia de todos sus miembros, computándose a los efectos del quórum tanto los miembros presentes como los que participen a distancia. Las actas de estas reuniones serán confeccionadas y firmadas dentro de los cinco (5) días hábiles de celebrada la reunión por los miembros presentes y el representante de la Comisión Fiscalizadora. Uno de los miembros de la Comisión Fiscalizadora deberá dejar expresa constancia en el acta de los nombres de los miembros que han participado a distancia y de la regularidad de las decisiones adoptadas en el curso de la reunión. El acta consignará las manifestaciones tanto de los miembros presentes como de los que participen a distancia y sus votos con relación a cada resolución adoptada. Las decisiones se adoptarán por unanimidad; cuando la misma no se obtuviera en dos reuniones sucesivas, el tema será elevado a consideración del Directorio. El Directorio queda facultado para aprobar un Reglamento del Comité Ejecutivo con el objeto de especificar sus facultades y normar su funcionamiento en el marco de lo previsto por este Estatuto.

Artículo Décimo-Cuarto: La fiscalización de la sociedad está a cargo de una Comisión Fiscalizadora compuesta de tres o cinco miembros titulares y tres o cinco suplentes, cuyo número y elección serán resueltos por la Asamblea por el término de un ejercicio. La Comisión Fiscalizadora sesionará válidamente con la presencia de la mayoría absoluta de sus integrantes y sus decisiones se adoptarán por mayoría de votos presentes sin perjuicio de los derechos que le corresponden al síndico disidente. La Comisión Fiscalizadora elegirá a su Presidente de entre los miembros titulares, en caso que la Asamblea no haya procedido a su elección. Los miembros suplentes de la Comisión Fiscalizadora cubrirán las vacantes que se produjeran, según el orden o método que fije la Asamblea. La Comisión Fiscalizadora podrá ser representada por cualquiera de sus miembros en las reuniones de Directorio o Asamblea.

Artículo Décimo-Cuarto: La fiscalización de la Sociedad está a cargo de una Comisión Fiscalizadora compuesta de cinco miembros titulares y tres o cinco suplentes, cuyo número y elección serán resueltos por la Asamblea por el término de un ejercicio. La Comisión Fiscalizadora sesionará válidamente con la presencia de la mayoría absoluta de sus integrantes y sus decisiones se adoptarán por mayoría de votos presentes sin perjuicio de los derechos que le corresponden al síndico disidente. La Comisión Fiscalizadora elegirá a su Presidente de entre los miembros titulares, en caso que la Asamblea no haya procedido a su elección. Los miembros suplentes de la Comisión Fiscalizadora cubrirán las vacantes que se produjeran, según el orden o método que fije la Asamblea. La Comisión Fiscalizadora podrá ser representada por cualquiera de sus miembros en las reuniones de Directorio o Asamblea.

Anexo V:

Transacciones con Partes Relacionadas de Cablevisión